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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Sola International, Inc. for the registration of 11% Senior Notes due 2008 and to the incorporation by reference therein of our report dated May 6, 1999, with respect to the consolidated financial statements and schedule of Sola International Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
July 2, 2001